UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2015

INGREDION INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13397	22-3514823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois	60154-5749
(Address of Principal Executive Offices)	(Zip Code)

(708) 551-2600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Termination of Named Executive Officer.

As previously disclosed, John F. Saucier will retire from Ingredion Incorporated (the “Company”) effective June 30, 2015. He was not elected to continue to serve as Senior Vice President, Corporate Strategy and Global Business Development at the Company’s board of directors’ meeting on May 20, 2015 and therefore was terminated from that position on that date.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of the Company’s stockholders was held on May 20, 2015. As of the record date of the meeting, 71,548,964 shares of common stock were issued and outstanding.

(b) At the annual meeting, the Company’s stockholders (i) elected all of the Company’s nominees for election as director, (ii) approved the compensation of the Company’s named executive officers, (iii) approved the Annual Incentive Plan and the performance measures set forth in the Annual Incentive Plan, and (iv) ratified the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2015. The number of votes cast for, against, or withheld and the number of abstentions and broker non-votes as to each matter submitted to a vote of security holders were as follow:

1.	Election of Directors

The following nominees were elected to serve as directors of the Company, each for a term of one year and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal, with votes cast as follow:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Luis Aranguren-Trellez	58,081,935	1,346,045	161,618	5,626,492
David B. Fischer	58,061,294	1,367,964	160,340	5,626,492
Ilene S. Gordon	56,258,191	3,169,923	161,484	5,626,492
Paul Hanrahan	58,346,157	1,081,044	162,397	5,626,492
Rhonda L. Jordan	57,718,145	1,711,502	159,951	5,626,492
Gregory B. Kenny	56,879,424	2,549,409	160,765	5,626,492
Barbara A. Klein	58,886,206	542,254	161,138	5,626,492
Victoria J. Reich	58,170,483	1,258,413	160,702	5,626,492
Dwayne A. Wilson	58,012,185	1,413,891	163,522	5,626,492

2.	Advisory Vote on Compensation of Named Executive Officers

The votes cast on a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosures in the proxy statement for the Company’s 2015 annual meeting of stockholders were as follow:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,957,592	3,371,699	260,307	5,626,492

3.	Annual Incentive Plan

The votes cast on a proposal to approve the Annual Incentive Plan and the performance measures set forth in the Annual Incentive Plan were as follow:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,905,075	1,431,863	252,660	5,626,492

4.	Ratification of Appointment of Auditors

The votes cast on a proposal to ratify the appointment by the Audit Committee of the Company’s Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of the Company and its subsidiaries, in respect of the Company’s operations in 2015, were as follow:

Votes For	Votes Against	Abstentions
64,600,508	453,408	162,174

There were no other matters submitted to a vote of security holders at the Company’s annual meeting.

(c)	Not applicable.

(d)	Not applicable.

Item 8.01	Other Events.

On May 20, 2015, the independent directors of the Company appointed Paul Hanrahan, an independent director of the Company, to the position of Lead Director of the Board of Directors of the Company, to serve as Lead Director for a term of one year and until his successor has been elected and qualified or until his earlier death, resignation, retirement, removal or disqualification.

On May 20, 2015, the board of directors appointed Luis Aranguren-Trellez, an independent director of the Company, to serve as a member of the Audit Committee, replacing Wayne M. Hewett, who did not stand for re-election at the annual meeting. Mr. Aranguren will continue to serve as a member of the Corporate Governance and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGREDION INCORPORATED

Date: May 20, 2015	By:	/s/ Jack C. Fortnum
Jack C. Fortnum
Executive Vice President and Chief Financial Officer

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